SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                            HAEMONETICS CORPORATION
               (Exact name of issuer as specified in its charter)

Massachusetts                                   04-2882273
--------------------------    --------------------------------------
State of Incorporation           (IRS Employer Identification Number)

          400 Wood Road, Braintree, Massachusetts 02184 (781) 848-7100 (Address and telephone number of Principal Executive Offices)

                             HAEMONETICS CORPORATION
                          1992 Long-Term Incentive Plan
                            (Full title of the Plan)

           Alicia R. Lopez, Senior Vice President and General Counsel
                             Haemonetics Corporation
                                  400 Wood Road
                         Braintree, Massachusetts 02184
                                 (781) 848-7100
            (Name, address and telephone number of agent for service)


                                    Copy to:

                                Mary Ellen O'Mara
                           Hutchins, Wheeler & Dittmar
                           A Professional Corporation
                               101 Federal Street
                           Boston, Massachusetts 02110


                         CALCULATION OF REGISTRATION FEE


                                            Proposed Maximum     Proposed Maximum        Amount
Title of Securities     Amount to Be         Offering Price      Aggregate               of Registration
to be registered        Registered (1)       Per Share           Offering Price          Fee   (2)
-----------------     --------------         ---------           -------------           ------------

Common Stock, par value      132,087         $15.1563            $ 2,001,950.20
$.01 per share

Common Stock, par value       80,014         $15.4063            $ 1,232,719.69
$.01 per share

Common Stock, par value       30,990         $15.4375            $   478,408.13
$.01 per share

Common Stock, par value      128,426         $15.6250            $ 2,006,656.25
$.01 per share

Common Stock, par value       91,574         $15.6563            $ 1,433,710.02
$.01 per share

Common Stock, par value      528,329         $15.8750            $ 8,387,222.88
$.01 per share

Common Stock, par value       34,056         $16.5000            $   561.924.00
$.01 per share

Common Stock, par value      124,618         $17.0000            $ 2,118,506.00
$.01 per share

Common Stock, par value      166,126         $17.4375            $ 2,896,822.13
$.01 per share

Common Stock, par value      208,535         $17.6250            $ 3,675,429.38
$.01 per share

Common Stock, par value       18,750         $17.7500            $   332,812.50
$.01 per share

Common Stock, par value       191,203        $18.0000            $ 3,441,654.00
$.01 per share

Common Stock, par value        26,676        $18.3750            $   490,171.50
$.01 per share

Common Stock, par value         3,500        $18.6550            $    65,292.50
$.01 per share

Common Stock, par value         2,500        $18.7188            $    46,797.00
$.01 per share

Common Stock, par value        40,000        $18.9375            $   757,500.00
$.01 per share

Common Stock, par value        62,500        $18.9688            $ 1,185,550.00
$.01 per share

Common Stock, par value        89,234        $19.4063            $ 1,731,701.77
$.01 per share

Common Stock, par value        20,000        $19.5625            $   391,250.00
$.01 per share

Common Stock, par value        15,000        $19.8125            $   297,187.50
$.01 per share

Common Stock, par value        50,600        $22.5313            $ 1,140,083.78
$.01 per share

Common Stock, par value           529        $22.6250            $    11,968.63
$.01 per share

Common Stock, par value        50,000        $22.7188            $ 1,135,940.00
$.01 per share

Common Stock, par value        821,802       $22.9063            $18,824,443.15
$.01 per share

Common Stock, par value        135,000       $23.7813            $ 3,210,475.50
$.01 per share

Common Stock, par value         25,000       $24.5625            $   614,062.50
$.01 per share

Common Stock, par value        250,000       $26.2813            $ 6,570,325.00
$.01 per share

Common Stock, par value         10,000       $27.3438            $   273,438.00
$.01 per share               ---------                            -------------

Total                        3,337,049                           $65,314,001.98         $16,329


(1) Also registered hereunder are such additional number of shares of common stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan to which this Registration Statement relates.


(2) The registration fee has been calculated with respect to 3,337,049 shares registered on the basis of the price of which options may be exercised.

                                      NOTE:

        This Registration Statement is being filed solely for the purpose of registering 3,337,049 additional shares of common stock of Haemonetics Corporation issuable pursuant to the 1992 Long Term Incentive Plan (the "1992 Plan"). A total of 1,710,000 shares of common stock were previously registered on Form S-8 (Registration No. 33-70934). Pursuant to instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (Registration No. 33-70934) are herein incorporated by reference.


Item 5.  Interests of Named Experts and Counsel

        The validity of the authorization and issuance of the Common Stock offered hereby will be passed upon for the Company by Alicia R. Lopez, Senior Vice President and General Counsel, Haemonetics Corporation. Ms. Lopez owns or has the right to acquire 115,977 shares of common stock.

Item 8.  Exhibits

Number  Description

4A      Haemonetics Corporation 1992 Long-Term Incentive Plan. (Filed as
        Exhibit 4A to the Company's Registration Statement on Form S-8 No. 33-70934 and incorporated by reference herein).

5 Legal opinion as to legality of shares being registered and consent.

23 Consents of Experts - included in Registration Statement under heading "Consent of Independent Public Accountants."

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Braintree, Massachusetts on June 6, 2001.

                                           HAEMONETICS CORPORATION


                                           By:  s/James L. Peterson
                                                -------------------
                                                James L. Peterson
                                                President

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                      Date

                                    Chairman of the Board       June 6, 2001
----------------------------
Sir Stuart Burgess                  of Directors

s/James L. Peterson                 President, Chief Executive  June 6, 2001
----------------------------
James L. Peterson                   Officer, Director

s/Ronald J. Ryan                    Senior Vice President and   June 6, 2001
-----------------------------
Ronald J. Ryan                      Chief Financial
                                    Officer (Principal Financial
                                    and Accounting Officer)

                                    Senior Vice President --    June 6, 2001
-----------------------------
Yutaka Sakurada                     Haemonetics Corporation
                                    and President -- Haemonetics
                                    Japan, Director

s/Donna C. E. Williamson            Director                   June 6, 2001
-----------------------------
Donna C. E. Williamson

s/Harvey G. Klein, M.D.             Director                   June 6, 2001
-------------------------------
Harvey G. Klein, M.D.

s/Benjamin L. Holmes                Director                   June 6, 2001
------------------------------
Benjamin L. Holmes

                                    Director                   June 6, 2001
------------------------------
Ronald G. Gelbman

s/N. Colin Lind                     Director                   June 6, 2001
-------------------------------
N. Colin Lind

                          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

       As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated April 24, 2000, included in Haemonetics Corporation's Form 10-K for the year ended April 1, 2000 and to all references to our Firm included in this registration statement.

                                                     ARTHUR ANDERSEN LLP


Boston, Massachusetts,
June 6, 2001